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EXHIBIT 5.1

WilmerHale WilmerHale Venture Group Susan L. Mazur +1 786 966 2005 (t) +1 781 966 2100 (f) susan.mazur@wilmerhale.com

February 22, 2011

A123 Systems, Inc.
Arsenal on the Charles
321 Arsenal Street, 3rd Floor
Watertown, MA 02472

Registration Statement on Form S-1

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Post Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement No. 333-165488, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 479,282 shares of Common Stock, $.001 par value per share (the "Shares"), of A123 Systems, Inc., a Delaware corporation (the "Company"). All of the Shares have been registered on behalf of a certain stockholder of the Company (the "Selling Stockholder").

        We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        Our opinion below, insofar as it relates to the Selling Stockholder's shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

        We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ SUSAN L. MAZUR Susan L. Mazur, Partner

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  EXHIBIT 5.1